CONFORMED COPY


To:    PacifiCorp Services Limited
       PacifiCorp Acquisitions
       PacifiCorp Finance (UK) Limited

                                                                    3 March 1998


Gentleman

1. We refer to (i) the Facility Agreement dated 3 February 1998 and made between (1) PacifiCorp Services Limited, (2) PacifiCorp Acquisitions, (3) PacifiCorp Finance (UK) Limited, (4) Citibank, N.A., Goldman Sachs International and J.P. Morgan Securities Ltd. (as Arrangers), (5) Citibank, N.A., Goldman Sachs Credit Partners, L.P. and Morgan Guaranty Trust Company of New York (as Original Banks), (6) Citibank International PLC (as Facility Agent), (7) Citibank, N.A. (as Security Agent) and (8) Citibank, N.A. as LC Bank (the "Facility Agreement") and (ii) the Consent and Waiver letter dated on or about the date hereof in connection with the Powercoal Facility Agreement.

2. Terms defined in the Facility Agreement shall bear the same meaning when used herein.

3. This letter records agreement reached between us as to various amendments, waivers and consents in relation to the Facility Agreement.

4. Notwithstanding (i) that any of the conditions precedent to a Tranche 1A Utilisation have not been satisfied, including those set out in Clause 4 (Conditions Precedent) of the Facility Agreement, and (ii) Clause 3 (Purpose) of the Facility Agreement, PA may make Tranche 1A Utilisations prior to the Unconditional Date, provided that:

     (a) such Utilisations shall be in an aggregate amount not exceeding (pound)303,000,000 (the "Additional Amount") and shall be used to purchase additional shares in the capital of TEG (the "Additional Shares");

     (b) each such Utilisation shall be in a minimum amount (pound)10,000,000 and an integral multiple of (pound)1,000,000;

     (c) there shall be no more than 10 Utilisations outstanding at any time with respect to the Additional Amount;

     (d) PA shall not purchase Additional Shares prior to the Unconditional Date if as a result PA would be required to make an offer for the shares in the capital of TEG pursuant to Rule 9 of the Code;

     (e) the Facility Agent shall have received evidence satisfactory to it in form and substance that (A) not less than US$1,300,000,000 shall have been expended by PA or on its behalf in purchasing shares in the capital of TEG and such shares shall be beneficially owned by PA, and (B) the Additional Shares corresponding to such Utilisation shall have been contracted to be purchased by PA or on its behalf;

     (f) the proceeds of each such Utilisation shall be applied only in or towards the purchase of the Additional Shares and shall be paid directly to Goldman Sachs International or such other broker through whom PA shall purchase the Additional Shares; and

     (g) no further Utilisations may be made without satisfaction of all conditions precedent in accordance with the terms and conditions of the Facility Agreement.

5. Neither of PA, Services or Finance shall issue, or allow to be issued on any of their behalf, any press release or other publicity which might reasonably result in PA being prevented from selling, transferring or disposing to any third party of any of the shares in the capital of TEG which it holds or to which it is beneficially entitled.

6. The Commitments set out in the Second Schedule shall be amended so as to read for all purposes as set out in the appendix to this letter.

7. The definition of "Matching Amount Percentage" shall be amended by the deletion of "55%" and the insertion in its place of an amount equal to the quotient, expressed as a percentage, obtained by dividing (i) 779,393,940 by (ii) an amount equal to 2,035,000,000 less an amount equal to the Additional Amounts drawndown pursuant to paragraph 4 hereof.

8. The amount specified in Clause 4.1(b)(ii) of the Facility Agreement as having been deposited into the Offer Account shall be amended by the deletion of "(pound)1,173,000,000" and the insertion in its place of "(pound)1,456,640,160".

9. The Facility Agreement and the Powercoal Intercreditor Agreement shall be further amended where necessary (and as agreed between Clifford Chance and Linklaters & Paines) to give effect to and as a consequence of, the amendments made in this letter.

10. Consent is hereby given in accordance with Clause 22 of the Facility Agreement to the amendments to and variation of the Offer by increasing the price per share to 820 pence.

11. The Finance Documents shall remain in full force and effect as so amended in this letter.

12. The amendments, waivers and consents herein contained shall have immediate effect.

13. Please indicate your confirmation and agreement of the foregoing by signing and returning the counterpart of this letter.

This letter shall be governed and construed in accordance with English law.

Yours faithfully

NIELS C. KIRK                          EDWARD C. FORST
 ..................................     .........................................
for and on behalf of                   for and on behalf of
CITIBANK, N.A.                         GOLDMAN SACHS CREDIT PARTNERS, L.P.
(as Arranger, Original Bank, Security  (as Original Bank)
Agent and LC Bank)


M. HALL                                RICHARD O. BANZIGER
 ..................................     .........................................
for and on behalf of                   for and on behalf of
MORGAN GUARANTY TRUST                  CITIBANK INTERNATIONAL PLC
COMPANY OF NEW YORK                    (as Facility Agent)
(as Original Bank)


S. C. PARRY-WINGFIELD                  M. HALL
 ..................................     .........................................
for and on behalf of                   for and on behalf of
GOLDMAN SACHS INTERNATIONAL            J.P. MORGAN SECURITIES LTD.
(as Arranger)                          (as Arranger)




FORM OF CONFIRMATION

We confirm and agree to the terms and conditions set out above


W. E. PERESSINI                        W.E. PERESSINI
 ..................................     .........................................
for and on behalf of                   for and on behalf of
PACIFICORP SERVICES LIMITED            PACIFICORP ACQUISITIONS



W. E. PERESSINI                        DALE R. GONCHER
 ..................................     .........................................
for and on behalf of                   for and on behalf of
PACIFICORP FINANCE (UK) LIMITED        CITIBANK, N.A.
                                       as Powercoal Agent
                                       (as defined in the Powercoal
                                       Intercreditor Agreement)

                                    APPENDIX

                      Bank's Commitments and Notice Details


                                                    Tranche 1A               Tranche 1B               Tranche 2
Bank, Facility Office and Notice                    Commitment               Commitment               Commitment
Details                                               (pound)                  (pound)                  (pound)

CITIBANK, N.A.                                     678,333,334              105,000,000              125,000,000
P.O. Box 242
336 Strand
London WC2R 1HB
England

Address for notices:
 as above
Attention: Loans Administration
Tel: 0171 500 4264
Fax: 0171 500 4482

GOLDMAN SACHS CREDIT                               678,333,333              105,000,000              125,000,000
PARTNERS, L.P.
85 Broad Street
New York, New York  10004

Address for notices:
133 Fleet Street
London EC4A 2BB
Attention: Sue
Wolstenholme/Emmanuel Mahe
Tel:     0171 774 2551/
         0171 774 2925
Fax:     0171 774 6337

MORGAN GUARANTY TRUST                              678,333,333              105,000,000              125,000,000
COMPANY OF NEW YORK
60 Victoria Embankment
London EC4Y OJP

Address for notices:
  as above
Attention: Global Credit-Middle
                  Office
Tel:  0171 325 5245
Fax:  0171 325 8190
                                                 -------------              -----------              -----------
         Total                                   2,035,000,000              315,000,000              375,000,000